VOYAGEUR MUTUAL FUNDS III

Registration No. 811-04547
FORM N-SAR
Annual Period Ended October 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 878744: v1

WS: MFG_Philadelphia: 860789: v1